Exhibit (p) (ii) under Form N-1A
                                             Exhibit (P) under Item 601/Reg. S-K



                         Wesbanco Investment Department
                    CODE OF ETHICS and COMPLIANCE PROCEDURES

1.       Statement of General Fiduciary Principles

         This Code of Ethics is based on the principles that (i) Advisory Persons (as such term is hereinafter defined) owe a fiduciary duty to, among others, the Investment Company and its shareholders to conduct their personal transactions in Securities in a manner which neither interferes with Investment Company portfolio transactions nor otherwise takes unfair or inappropriate advantage, (ii) in complying with this fiduciary duty, Advisory Persons owe the investment company and its shareholders the highest duty of trust and fair dealing; and (iii) Advisory Persons must, in all instances, place the interests of the Investment Company and its shareholders ahead of the Advisory Person's own personal interests or the interests of others. For example, in order to avoid the appearance of conflict from a personal transaction in a Security, the failure to recommend that Security to, or the failure to purchase that Security for, the Investment Company may be considered a violation of this Code.

         Advisory Persons must adhere to these general fiduciary principles, as well as comply with the specific provisions and Associated Procedures of this Code. Technical compliance with the terms of this Code and the Associated Procedures will not automatically insulate Advisory Persons from scrutiny in instances where the personal transactions in a Security undertaken by Advisory Person show a pattern of abuse of such Advisory Person's fiduciary duty to the Investment Company and its shareholders or a failure to adhere to these general fiduciary principles.

2.       Definitions

          (a)  "Adviser" means Wesbanco Investment Department.

          (b) "Investment Company" means each company registered as such under the Investment Company Act of 1940 (and any series or portfolios of such company), which is advised by the Adviser and distributed by Federated Securities Corp. As the context requires, "Investment Company" may refer to one or more investment companies.

          (c)  "Fund" means WesMark Funds.

          (d) The "1940 Act" means the Investment Company Act of 1940 and the rules thereunder, as amended.

          (e) "Advisory Person" means (i) any employee of the Adviser, who, in connection with the employee's regular functions or duties, makes, participates in, or normally obtains information regarding the current purchases or sales of a Security by the Investment Company, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Adviser, any affiliates of such control person and any affiliated person of such affiliated person who normally obtains information concerning current recommendations made to the Investment Company with regard to the purchases or sales of a Security. This includes any trust in which an Advisory Person is a trustee with investment discretion and in which such Advisory Person is directly or indirectly a beneficiary, any closely-held entity (such as a partnership, limited liability company or corporation) in which an Advisory Person holds controlling interest and with respect to which he or she has investment discretion, and any account (including any retirement, pension, deferred compensation or similar account) in which an Advisory Person directly or indirectly has a substantial economic interest and over which he or she exercise investment discretion.

          (f) "Associated Procedures" means those policies, procedures and/or statements that have been adopted by the Adviser, and which are designed to supplement this Code and its provisions.

          (g) A Security is "being considered for purchase or sale" when a recommendation to purchase or sell a Security has been made and communicated with respect to the person making the recommendation, or when such person seriously considers making such a recommendation.

          (h) "Beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all Securities, which an Advisory Person has or acquires. As a general matter, "beneficial ownership" will be attributed to an Advisory Person in all instances where the Advisory Person (i) possesses the ability to purchase or sell the Securities (or the ability to direct the disposition of the Securities); (ii) possesses voting power (including the power to vote or to direct the voting) over such Securities; or (iii) receives any benefits substantially equivalent to those of ownership.

          (i)  "Control"  shall  have the  same  meaning  as that  set  forth in
               Section 2(a)(9) of the 1940 Act.

          (j) "Limited offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505 or Rule 4506 under the Securities Act of 1933.

          (k) "Portfolio manager" means the person (or one of the persons) primarily responsible for the day-to-day management of the Investment Company's portfolio.

          (l) "Purchase or sale of a Security" includes, inter alia, the writing of an option to purchase or sell a Security.

          (m) "Investment Personnel" include: Advisory Persons with direct responsibility and authority to make investment decisions affecting the Investment Company (such as portfolio managers); Advisory Persons who provide information and advice to such portfolio managers (such as securities analysts); and Advisory Persons who assist in executing investment decisions for the Investment Company (such as traders). As the context requires, "Investment Personnel" may refer to one or more Advisory Persons. Investment Personnel include any trust in which Investment Personnel is a trustee with investment discretion and in which such Investment Personnel is directly or indirectly a beneficiary, any closely-held entity (such as a partnership, limited liability company or corporation) in which an Investment Personnel holds controlling interest and with respect to which he or she has investment discretion, and any account (including any retirement, pension, deferred compensation or similar account) in which as Investment Personnel directly or indirectly has a substantial economic interest and over which he or she exercise investment discretion.


          (n) "Security" shall have the meaning set forth in Section 2(a)(36) of the 1940 Act, and shall include: equity and debt securities; options on and warrants to purchase equity or debt securities; shares of closed-end investment companies; shares of all WesMark funds and any 529 Plan or annuity employing such funds (this does not include any shares of WesMark funds that are designated as Money Market or Ultrashort Bond funds), and Related Securities. "Related Securities" are instruments and securities that are related to, but not the same as, a Security. For example, a Related Security may be convertible into a Security, or give its holder the right to purchase the Security. For purposes of reporting, "Security" shall include futures contracts. "Security" shall not include: securities issued by the Government of the United States (including the short term debt securities which are U.S. government securities pursuant to Section 2(a)(16) of the 1940 Act); bankers' acceptances; bank certificates of deposit; commercial paper; shares of registered open-end investment companies (except with regard to the WesMark funds as noted above); Securities which are not eligible for purchase or sale by the Investment Company (including any Securities representing an ownership interest in Federated Investors or the Adviser and its affiliates and subsidiaries); U. S. Government Agency obligations; and such other instruments as may be determined by the Investment Company's Board of Directors or Advisor, from time to time.

          (o) "Public Company" means any entity subject to the reporting requirements of the Securities Exchange Act of 1934.

         (p) "Affiliated Person" shall have the same meaning as that set forth in Section 2(a)(3) of the 1940 Act.

3.       Exempted Transactions

         The prohibitions of Section 4 of this Code shall not apply to:

         (a) Purchases or sales effected in any account over which the Advisor or Advisory Person has no direct or indirect influence or control.

         (b) Purchases or sales which are non-volitional on the part of either the Advisory Person or the Investment Company, subject to the provisions of Section 4(h) of this Code.

         (c) Purchases which are either: made solely with the dividend proceeds received in a dividend reinvestment plan; or part of an automatic payroll deduction plan, whereby an employee purchases securities issued by an employer.

         (d) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent such rights were acquired from such issuer, and any sales of such rights so acquired.

4.       Prohibited Transactions and Activities

         (a) No Advisory Person shall purchase or sell, directly or indirectly, any Security in which he or she has, or by reason of such transaction acquires, a direct or indirect beneficial ownership interest and which he or she knows, or should have known, at the time of such purchase or sale:

                           (i) is being considered for purchase or sale by the Investment Company; or

                           (ii) is being purchased or sold by the Investment Company.

          (b) Inducing or causing the Investment Company to take action, or to fail to take action, for the purpose of achieving a personal benefit, rather than to benefit the Investment Company, is a violation of this Code. Examples of this would include causing the Investment Company to purchase a Security owned by the Advisory Person for the purpose of supporting or driving up the price of the Security, and causing the Investment Company to refrain from selling a Security in an attempt to protect the value of the Advisory Person's investment, such as an outstanding option.

          (c) Using knowledge of the Investment Company's portfolio transactions to profit by the market effect of such transactions is a violation of this Code. One test which will be applied in determining whether this prohibition has been violated will be to review the Securities transactions of Advisory Persons for patterns. However, it is important to note that a violation could result from a single transaction if the circumstances warranted a finding that the provisions of Section 1 of this Code have been violated.

          (d) All Advisory Persons are prohibited from acquiring any Security distributed in an initial public offering, until trading of the Security commences in the secondary market.

          (e) Investment Personnel shall not acquire any securities in an initial public offering. There is a limited exception to this prohibition, however, for (i) investments in securities of the employer of an Advisory Person's spouse, where the securities are offered to all employees at that spouse's level; and (ii) investments in connection with demutualization of insurance companies, banks, or savings and loans.

          (f) All Advisory Persons are prohibited from acquiring Securities for their personal accounts in a private placement made by an issuer that is a Public Company, without the express prior approval of the Executive Vice President of the Adviser (or his designee). In instances where an Investment Personnel, after receiving prior approval, acquires a Security in a private placement, the Investment Personnel has an affirmative obligation to disclose this investment to the Executive Vice President of the Adviser (or his designee) if the Investment Personnel participates in any subsequent consideration of any potential investment, by the Investment Company, in the issuer of those Securities. The Investment Company's decision to purchase Securities of such an issuer (following a purchase by an Investment Personnel in an approved personal transaction) will be subject to an independent review by the Executive Vice President of the Adviser, (or his designee), so long as the person conducting such review has no personal interest in the issuer.

          (g) Investment personnel who have been authorized to acquire securities in a limited offering must disclose that investment to the Executive Vice President of the Adviser (or his designee) when they are involved in the Fund's subsequent consideration of an investment in the issuer, and the Fund's decision to purchase such securities must be independently reviewed by the Executive Vice President of the Adviser (or his designee) so long as the person conducting such review has no personal interest in issuer.

          (h) All Advisory Persons are prohibited from executing a personal transaction in all Securities (including transactions in pension or profit-sharing plans in which the Advisory Person has a beneficial interest) with the exception of shares of any open-ended WesMark funds included under this Code's definition of "Security", without express prior approval of the Executive Vice President of the Adviser (or his designee), in accordance with the Associated Procedures governing pre-clearance. A purchase or sale of Securities not otherwise approved pursuant to the
               Associated Procedures may, upon request made prior to the personal transaction, nevertheless receive the approval of the Executive Vice President of the Adviser (or his designee) if such purchase or sale would be: only remotely potentially harmful to the Investment Company; very unlikely to affect a highly institutional market; or clearly not related economically to the securities to be purchased, sold or held by the Investment Company. Notwithstanding the receipt of express prior approval, any purchases or sales by Advisory Persons undertaken in reliance on this provision remain subject to the prohibitions enumerated in this Code and the incorporated compliance materials. Pre-clearance approval, when issued, remains effective until the end of the following trading day.

          (i) All Advisory Persons are prohibited from executing a personal transaction in any Security on a day during which the Investment Company has a pending "buy" or "sell" order for that Security, until the Investment Company's order is either executed or withdrawn. All Investment Personnel are prohibited from purchasing or selling any Security within seven (7) calendar days before and after the Investment Company purchases or sells the same Security. Transactions undertaken in violation of this prohibition will either be required to be unwound, or any profits realized by an Advisory Person on any personal transactions in Securities within the proscribed periods (either undertaken while the Investment Company has an open order, or within the 7-day blackout period) will be required to be disgorged (to an entity designated by the Executive Vice President of the Adviser (or his designee), and the Access Person will be subject to disciplinary action, as determined by the Director of Compliance and/or the Investment Company's Board of Directors. Blackout periods do not apply to personal transactions of $10,000 or less in any large cap security (defined as a company with market capitalization of $7 billion or more) (Pre-clearance, although still required is now approved regardless of fund activity). Fund transactions of $100,000 or less in any security already held in a fund's portfolio are excluded from "fund trades" for purposes of prompting a blackout period.

          (j) All Investment Personnel are prohibited from receiving any gift, favor, preferential treatment, valuable consideration, or other thing of more than a de minimis value in any year from any person or entity from, to or through whom the Investment Company purchases or sells Securities, or an issuer of Securities. For purposes of this Code, "de minimis value" is equal to $100 or less.

          (k) All Investment Personnel are prohibited from serving on the board of directors of any Public Company, absent express prior authorization from the Executive Vice President of the Adviser (or his designee). Authorization to serve on the board of a Public Company may be granted in instances where the Executive Vice President (or his designee) determines that such board service would be consistent with the interests of the Investment Company and its shareholders. If prior approval to serve as a director of a Public Company is granted, an Investment Personnel has an affirmative duty to rescue himself from participating in any deliberations by the Investment Company regarding possible investments in the securities issued by the Public Company on whose board the Investment Personnel sits.

          (l) Neither a portfolio manager of the fund, nor a research analyst covering or recommending a security purchased or sold by the fund shall personally trade in that security for seven (7)days before and after the fund trade. This prohibition supercedes both the $10,000 de minimus rule of Paragraph 4(i) and any prior pre-clearance procedures.

5.       Minimum Holding Period - Designated WesMark Funds

         Any holding of WesMark funds designated as "Securities" under this Code will be required to be held for a minimum time period before it may be sold. In addition, the frequency in which an Access Person may adjust their asset allocation among WesMark funds is restricted. The following conditions apply:


o The minimum required holding period for WesMark funds is 60 days, unless the particular fund has a redemption fee provision lasting for a longer period, in which case the minimum holding period will be the same as the redemption fee period. Holding periods will be measured for fund transactions on a "first in, first out" (FIFO) accounting basis.

o Asset allocation adjustments to investments in WesMark funds may be made no more frequently than once every 31 days by each Advisory Person.

o Neither systematic purchases (periodic contributions or 401k deferrals) nor systematic or periodic withdrawals, that are part of a regular pattern, as determined by the Compliance Department, will generally trigger a holding period violation. Similarly, required income distributions by a trust, minimum required IRA distributions and 529 Plan distributions for education expenses will not generally trigger a holding period violation.

o The Compliance Department shall be authorized to grant further exception from the required holding period in cases of exceptional hardship that could not be reasonably foreseen by an Advisory Person.

6.       Disclosure or Misuse of Fund Information

         Selective disclosure to third parties or misuse of any material, nonpublic fund-related information is prohibited. No portfolio holdings or any other material, nonpublic information regarding a fund may be disclosed, unless the same data is posted on the public website for other investors or is otherwise publicly available on a simultaneous basis. "Material" information is defined as any fund-related information that might be expected to impact an investor's decision to buy, sell or hold a fund, and may include holdings, trading strategies, pending transactions, performance or performance attribution, duration, yields or other key statistics. Requests for public disclosure of previously undisclosed information or to release information on a more frequent schedule must be approved by the President of the Advisory Companies and Chief Compliance Officer.

         The purchase or sale of WesMark fund shares based on material, nonpublic information about the fund's portfolio is similarly prohibited.

7.       Exception Procedure for Employee Stock Options of a Previous Employer

         Subject to the conditions indicated, an Advisory Person may exercise employee stock options for securities of a previous employer, as follows:

(a) Advisory Persons may exercise an employee stock option for cash and hold the stock thereafter, without restriction that would otherwise be imposed by concurrent fund transactions after a determination is made by the Executive Vice President of the Adviser or his designee that no material conflict of interest exists.

(b) Advisory Persons may utilize a cashless exercise of an option by applying previously held shares in payment for a greater number of new shares, without restriction that would otherwise be imposed by concurrent fund transactions after a determination is made by the Executive Vice President of the Adviser or his designee that no material conflict of interest exists.

(c) Advisory Persons may exercise a cashless exercise involving a sale of shares, subject only to a blackout on the day of a fund trade if the exercise is approved, in writing, by the Executive Vice President of the Adviser or his designee. Any such exercise by the Executive Vice President of the Adviser would require written approval by the President and CEO of WesBanco Inc.

(d) All such exception provisions for the exercise of employee stock options shall be conditioned on:


o Advisory Persons must notify the Executive Vice President of the Adviser or his designee of the existence of all employee stock options held in a previous employer and request approval to proceed with each exercise.

o Prior to granting approval of the requested exercise, the Executive Vice President of the Adviser or his designee must document that no apparent conflict of interest has been identified that would prohibit the exercise.

o Approval of any such exercise shall be conditioned on full disclosure to the Executive Vice President of the Adviser or his designee of all communications concerning that security within WesBanco Investment Department by the Advisory Person during the seven days prior to the exercise of an the employee stock option.

o Following the exercise of such an option, the Executive Vice President of the Adviser or his designee shall further review any fund transaction in the same security during what otherwise would have been an applicable blackout period and any other activity by the Advisory Personnel to determine and document that no apparent conflict of interest can be identified that would have prohibited the exercise. Should such an apparent conflict be identified, it shall be reported to the President and CEO of WesBanco Inc. and investigated further for determination as to whether a violation has occurred.

8.       Reporting

         Any report under this section may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the Security to which the report relates.

         (a)      Initial Holdings Reports

                  Except as otherwise provided below, every Advisory Person shall report to the Adviser, no later than 10 days after the person becomes an Advisory Person, the following information:

                  (i) The title, number of shares (for equity securities) and principal amount (for debt securities) of each Security, including those shares of WesMark funds included under this Code's definition of "Security" that are held in accounts with a financial institution or intermediary, (this does not include accounts held directly with WesMark's Transfer Agent or 401(k) Plan Administrator) in which the Advisory Person has any direct or indirect beneficial ownership when the person became an Advisory Person;

                  (ii) The name of any broker, dealer or bank with whom the Advisory Person maintains an account to hold securities for the direct or indirect benefit of the Advisory Person as of the date the person became an Advisory Person; and

                  (iii) The date that the report is submitted by the Advisory Person.


         (b)      Annual Holdings Reports

                  Every Advisory Person shall report to the Adviser annually (or upon the request of the director of compliance or his designee) the following information (which must be current as of a date no more than 30 days before report is submitted):

                           (i) The title, number of shares (for equity securities) and principal amount (for debt securities) of each Security, including those shares of WesMark funds included under this Code's definition of "Security" that are held in accounts with a financial institution or intermediary, (this does not include accounts held directly with WesMark's Transfer Agent or 401(k) Plan Administrator) in which the Advisory Person or any member of his household had any direct or indirect beneficial ownership;

                           (ii) The name of any broker, dealer or bank with whom the Advisory Person maintains an account to hold securities for the direct or indirect benefit of the Advisory Person; and

                           (iii) The date that the report is submitted by the Advisory Person.

                  Exception: A person need not make a report under this section with respect to transactions effected for, and Securities held in, any account over which the person has no direct or indirect influence or control.

         (c)      Quarterly Reports

                    (i) Every Advisory Person shall submit to the Adviser the report described in section 5(c)(ii) of this Code with respect to transactions (other than those personal transactions in Securities exempted under Section 3 of this Code) in any Security, including those shares of WesMark funds included under this Code's definition of "Security" that are held in accounts with a financial institution or intermediary, (this does not include accounts held directly with WesMark's Transfer Agent or 401(k) Plan Administrator) in which such Advisory Person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership.

                    (ii) Every report  required by this section shall be made no later than 10 calendar days after the end of the calendar quarter in which the transaction to which the report relates was effected, shall be dated and signed by the Advisory Person submitting the report, and shall contain the following information:

                    (A) the date of the transaction, the title, and the number of shares (for equity securities), and the principal amount (for debt securities) of each Security, including those shares of WesMark funds included under this Code's definition of "Security" that are held in accounts with a financial institution or intermediary, (this does not include accounts held directly with WesMark's Transfer Agent or 401(k) Plan Administrator) involved;

                    (B) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                    (C)  the price at which the transaction was effected;

                    (D) the name of the broker, dealer or bank through whom the transaction was effected; and

                    (E) if there were no personal transactions in Securities, including those shares of WesMark funds included under this Code's definition of "Security" that are held in accounts with a financial institution or intermediary, (this does not include accounts held directly with WesMark's Transfer Agent or 401(k) Plan Administrator) during the period, either a statement to that effect or the word "none" (or some similar designation).(iii) Every Advisory Person shall submit to the Adviser a report with respect to any account in which are held securities for the direct or indirect benefit of the Advisory Person established during the quarter. The report shall contain the following information:

                           (A) The name of the broker, dealer or bank with whom the Advisory Person established the account;

                           (B)      The date the account was established; and

                           (C) The date that the report is submitted by the Advisory Person.


                  (iv) An Advisory Person need not make a quarterly transaction report under this section if the report would duplicate information contained in broker trade confirmations or account statements received by the Advisor with respect to the advisory person in the time period required by Section 5(c)(ii), provided that all of the information required by Section 5(c)(ii) is contained in the broker trade confirmations or account statements, or in the records of the Fund.
(d)      Transaction Reports

                  All Advisory Persons must direct their brokers to supply to the Executive Vice President of the Adviser (or his designee) on a timely basis, duplicate copies of all personal securities transactions and copies of periodic statements for all securities accounts.

         (e)      Gift Reports

                  Any Advisory Person who receives any gift, favor, preferential treatment, valuable consideration or other thing of value of more than de minimis value in any year from any person or entity that does business either with or on behalf of the Investment Company (including an issuer of Securities or any entity or person through whom the Investment Company purchases or sells Securities) is required to report the receipt of such gift to the Director of Compliance (or his designee). This reporting requirement shall not apply to:

                  (i) salaries, wages, fees or other compensation paid, or expenses paid or reimbursed, in the usual scope of an Advisory Person's employment responsibilities for the Advisory Person's employer;

                  (ii) the acceptance of meals, refreshments or entertainment's of reasonable value in the course of a meeting or other occasion, the purpose of which is to hold bona fide business discussions;

                  (iii) the acceptance of advertising or promotional material of nominal value, such as pens, pencils, note pads, key chains, calendars and similar items;

                  (iv) the acceptance of gifts, meals, refreshments, or entertainment's of reasonable value that are related to commonly recognized events or occasions, such as a promotion, new job, Christmas, or other recognized holiday; or

                  (v) the acceptance of awards, from an employer to an employee, for recognition of service and accomplishment.

9.       Administration of the Code of Ethics

          (a)  The  Adviser  must  use   reasonable   diligence   and  institute
               procedures reasonably necessary to prevent violations of the Code.

          (b)  Written Report to Investment Company Board of Directors

                  No less frequently than annually, the Adviser must furnish to the Board of Directors of the Investment Company a written report that:

                  (1) Describes any issues arising under the Code or procedures since the last report to the board of directors, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and

                  (2) Certifies that the Adviser has adopted procedures reasonably necessary to prevent Advisory Persons from violating the Code.

          (c) Preclearance of Personal Securities Transactions Advisory Persons must preclear all personal transactions in covered securities by the procedures described in "Procedures for Prior Approval of Personal Securities Transactions," attached to this Code of Ethics and incorporated herein. The preclearance requirement does not apply to shares of any open-ended WesMark funds included under this Code's definition of "Security".

          (d) Advisory Persons are required, on an annual basis, to certify that they have received, read, and understand the provisions of this Code, and that they recognize that they are subject to its provisions. Such certification shall also include a statement that the Advisory Person has complied with the requirements of this Code and that the Advisory Person has disclosed or reported all personal transactions in Securities that are required to be disclosed or reported pursuant to the requirements of this Code.

          (e) Upon discovering a violation of this Code (or in certain instances, its Associated Procedures), the Adviser may take such actions or impose such sanctions, if any, as it deems appropriate, including, inter alia, a letter of censure or suspension, a fine, or termination of the ----- ---- employment of the violator. (In instances where the violation is committed by a member of the Advisory Person's household any sanction would be imposed on the Advisory Person.) The filing of any false, incomplete or untimely reports, as required by Section 5 of this Code, may (depending in the circumstances) be considered a violation of this Code. All material violations of this Code and any sanctions imposed with respect thereto should be reported periodically to the Board of Directors of the Investment Company.

          (f) This Code of Ethics and the accompanying compliance procedure will be reviewed annually by the Executive Vice President of the Adviser (or his designee).